OriginOil to Present at Rodman & Renshaw Annual Global Investment Conference

Invitation to prestigious New York conference is key step toward listing on major U.S. securities exchange

LOS ANGELES – September 8, 2011 – OriginOil, Inc. (OTC Bulletin Board: OOILD), the developer of a breakthrough technology to extract oil from algae and an emerging leader in the global algae oil services industry, today announced that Riggs Eckelberry, president and chief executive officer, will present a company overview at the Rodman & Renshaw Annual Global Investment Conference’s Cleantech Track on Tuesday, September 13, 2011, at 2:50 p.m. Eastern time (11:50 a.m. Pacific time) at the Waldorf Astoria Hotel in New York City.

“Rodman is one of the year’s most effective opportunities to present to institutional investors and analysts,” said Eckelberry. “As such, it represents another key step on our path toward listing on a major U.S. securities exchange.”

In a recent video, “OriginOil Scales Up in Australia,” the company reported on its rapid commercialization progress as a technology enabler to the fast-growing algae sector, which is showing increasing investment activity. In December of 2010, algae producer Martek was purchased for more than $1 billion in cash and taken private by nutrition conglomerate DSM. In May of 2011, algae company Solazyme raised total gross proceeds of more than $227 million  in a high-profile IPO.

A webcast of CEO Eckelberry’s presentation will be available during the event on the Investors section of the company website at www.originoil.com and will be archived and available on the website for 90 days.

 About OriginOil, Inc. (web address: www.originoil.com)

OriginOil helps algae growers extract oil from algae for use as a feedstock for the commercial production of transportation fuels, chemicals and foods. In a single step, our breakthrough technology efficiently dewaters and breaks down algae for its useful products, overcoming one of the greatest challenges in making algae a viable replacement for petroleum. As a pioneer and the emerging leader in the global algae oil services field, OriginOil supports its core algae extraction technology with an array of process innovations for some of the world’s most successful algae growers and refiners, just as pioneers like Schlumberger and Halliburton have done in the oilfield services industry. To learn more about OriginOil®, please visit our website at www.originoil.com.

Safe Harbor Statement:

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission.   The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Press Contact:	Josh Seidenfeld
Antenna Group – a Beckerman Company
415-977-1953
josh@antennagroup.com

Shareholder Contact:	Tom Becker
Toll-free: 877-999-OOIL(6645) Ext. 641
International: +1-323-939-6645 Ext. 641
Fax: 323-315-2301
ir@originoil.com
www.originoil.com

Analyst and InstitutionContact:	Jody Cain
LHA
310-691-7100
jcain@lhai.com
www.lhai.com

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